                                    CONSENT



        We hereby consent to the use of the opinion, dated November 24, 1999, we have provided to Triarc Consumer Products Group, LLC, Triarc Beverage Holdings Corp. and Old San Francisco Seltzer, Inc., as an exhibit to the Registration Statement on Form S-4 (Registration Nos. 333-78625; 333-78625-01 through 333-78625-28),

                              Very truly yours,

                              /s/ HOLLAND & HART LLP

                              HOLLAND & HART LLP

Dated: December 10, 1999